Exhibit 10.1
EXECUTION COPY

WAIVER LETTER NO. 1

Dated as of September 30, 2006

To the banks, financial institutions

and other institutional lenders

(collectively, the “Lenders”)

parties to the Credit Agreement

referred to below and to Wachovia Bank, National Association, as collateral agent and administrative agent (the “Agent”) for the Lenders

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of June 28, 2005, as amended by Amendment No. 1 thereto dated as of November 10, 2005, Amendment No. 2 dated as of February 9, 2006 and Amendment No. 3 dated as of June 6, 2006 (such Credit Agreement, as so amended, the “Credit Agreement”; capitalized terms not otherwise defined in this Amendment being used with the same meanings as specified in the Credit Agreement), among CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”), CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“Holdings”), the Lenders and the Agent. Capitalized terms not otherwise defined in this Waiver Letter and Amendment have the same meanings as specified in the Credit Agreement.

As a result of recent events affecting our business, we believe that we may have failed to comply with one or more of the financial covenants (collectively, the “Financial Covenants”) set forth in Sections 5.03(a)-(c) of the Credit Agreement for the period ending September 30, 2006. We anticipate completion of our financial statements for such period on or before November 3, 2006, and at that time will be in a position to determine the extent of any such non-compliance and to evaluate the impact of such events on our business going forward. On the basis of such evaluation, we also expect that we will be requesting amendments to the Credit Agreement on or before December 15, 2006 (the “Waiver Termination Date”).

SECTION 1. Waiver. In light of the foregoing, we hereby request that you waive, subject to the provisions hereof, and solely for the period commencing on September 30, 2006 through the Waiver Termination Date (the “Waiver Period”), the provisions of Sections 5.03(a)-(c) of the Credit Agreement for the period ending on September 30, 2006.

The provisions of the waiver described in the immediately preceding paragraph shall automatically terminate on the Waiver Termination Date, and, if the Borrower shall have failed to be in compliance with the provisions of Sections 5.03(a)-(c) of the Credit Agreement for the period ending on September 30, 2006, and such non-compliance is not otherwise waived or remedied, then without any further action by the Agent and the Lenders, an Event of Default under Section 6.01(b) shall be deemed to have occurred on and as of the Waiver Termination Date and the Agent and the Lenders shall have all of the rights and remedies afforded to them under the Loan Documents with respect to any such Event of Default as though no waiver had been granted by them hereunder.

SECTION 2. Other Agreements. As a condition to the waiver set forth herein, the Borrower agrees that, during the Waiver Period:

(a) the Borrower shall not make any Distributions other than (i) Distributions to CBII in respect of CBII Overhead Expenses to the extent permitted by Section 5.02(f)(ii)(x) of the Credit Agreement (which, for the avoidance of doubt, shall not include Distributions for the payment of any amount in respect of any Indebtedness) and (ii) Distributions to pay interest as and when due on the Senior Notes (7.5%) and the Senior Notes (8.875%);

(b) neither the Borrower nor any other Borrower Entity shall acquire all or substantially all of the assets or equity of any other Person or any identifiable business unit, division or operations of any other Person, provided that this Section 2(b) shall not apply to acquisitions in an aggregate amount not to exceed $3,000,000;

(c) the Borrower and all other Borrower Entities, on a combined basis, shall not incur Capital Expenditures in excess of $35 million in the aggregate

(d) the Borrower Entities shall not create, incur, assume or permit to exist any Indebtedness (including, without limitation, Indebtedness from additional Borrowings under the Credit Agreement), other than (i) Indebtedness existing on September 30, 2006, (ii) Revolving Loan Borrowings and Letters of Credit under the Revolving Loan Facility in the ordinary course of business consistent with past practices (including, without limitation, Letters of Credit issued in connection with any judgments, performance bonds, appeal bonds and other similar instruments that may arise or be issued during the Waiver Period), (iii) Indebtedness owing to any Borrower Entity or any Subsidiary of any Borrower Entity incurred in the ordinary course of business consistent with past practices, (iv) obligations as lessee under operating leases entered into in the ordinary course of business consistent with past practices, and (v) obligations in respect of deferred purchase price of property or services or under conditional sale or other title retention agreements related to a portion of the Capital Expenditures contemplated in clause (c) above; and

(e) the Borrower shall not be entitled to request or receive any Revolving Loan Borrowings or Letters of Credit (and no Revolving Loan Borrowings shall be made or Letters of Credit issued) except to the extent described in clause (d)(ii) above.

Any failure by the Borrower to comply with the requirements of this Section 2 during the Waiver Period shall constitute an Event of Default under the Credit Agreement.

SECTION 3. Conditions of Effectiveness. This Waiver Letter shall become effective as of the date first above written (the “Waiver No. 1 Effective Date”) when, and only when, the Agent shall have received counterparts of this Waiver Letter executed by us and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Waiver Letter, and the consent and confirmation attached hereto executed by each Guarantor.

This Waiver Letter is subject to the provisions of Section 8.04 of the Credit Agreement and shall be deemed to be a Credit Document for all purposes thereof.

SECTION 4. Miscellaneous.

(a) The Credit Agreement, the Notes and each of the other Credit Documents, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents as and to the extent provided therein. The execution, delivery and effectiveness of this Waiver Letter shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(b) If you agree to the terms and provisions of this Waiver Letter, please evidence such agreement by executing and returning at least two counterparts of this Waiver Letter to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Gabriella Illyes, telecopier number: 646-848-8557.

(c) This Waiver Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver Letter by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver Letter.

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This Letter Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

CHIQUITA BRANDS L.L.C.,
a Delaware limited liability company

By: /s/ Jeffrey M. Zalla
Name: Jeffrey M. Zalla
Title: Senior Vice President and Chief Financial
Officer

CHIQUITA BRANDS INTERNATIONAL, INC.,
a New Jersey corporation

By: /s/ Jeffrey M. Zalla
Name: Jeffrey M. Zalla
Title: Senior Vice President and Chief Financial
Officer

Wachovia Bank, National Association

By: /s/ Mark S. Supple
Name: Mark S. Supple
Title: Vice President

CONSENT AND CONFIRMATION

Dated as of September 30, 2006

Each of the undersigned hereby consents to the foregoing Waiver Letter and hereby (a) consents to the foregoing Waiver Letter, (b) confirms and agrees that notwithstanding the effectiveness of such Waiver Letter, each Credit Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (c) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to the Security Documents to which it is a party shall continue in full force and effect.

This Consent and Confirmation shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the undersigned hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York county and the courts of the United States of America located in the Southern District of New York and hereby agrees that any legal action, suit or proceeding arising out of or relating to the foregoing Waiver Letter and this Consent and Confirmation may be brought against them in any such courts. This Consent and Confirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Consent and Confirmation by telecopier shall be effective as delivery of a manually executed counterpart of this Consent and Confirmation.

CHIQUITA BRANDS L.L.C.

CHIQUITA BRANDS INTERNATIONAL, INC.

BOCAS FRUIT CO. L.L.C.

CHIQUITA FRESH CUT L.L.C.

CHIQUITA FRESH NORTH AMERICA L.L.C.

COAST CITRUS DISTRIBUTORS HOLDING COMPANY

By: /s/ Jeffrey M. Zalla
Name: Jeffrey M. Zalla
Title: Senior Vice President and Chief Financial Officer of
Chiquita Brands International, Inc.

(Parent Authorized Officer)

FRESH INTERNATIONAL CORP.

ALAMO LAND COMPANY

B C SYSTEMS, INC.

FRESH EXPRESS INCORPORATED

TRANSFRESH CORPORATION

By: /s/ Tanios Viviani
Name: Tanios Viviani
Title: President for each of the Fresh Express Obligors listed above